EXHIBIT 21.1

                LIST OF SUBSIDIARIES OF JOURNAL REGISTER COMPANY

         The following is a list of the corporations that are subsidiaries of Journal Register Company, a Delaware corporation. If indented, the corporation listed is a wholly-owned subsidiary of the corporation under which it is listed.

                                                                     State of
Name of Corporation                                                Incorporation
-------------------                                                -------------

Journal News, Inc.                                                   Delaware

                               1
    Journal Register East, Inc.                                      Delaware

                                           2
         Northeast Publishing Company, Inc.                          Delaware

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     1
       Doing business as the New Haven Register, The Herald, The Bristol Press, The Register Citizen, The Middletown Press, Shore Line Times, Pictorial Gazette, The Dolphin, Branford Review, Clinton Recorder, Regional Standard, Regional Express, The County Trader, Pennysaver, Shoreliner West, Shoreliner East, Shoreliner Shopper East, Shoreliner Shopper West, Milford Reporter, Milford Sunday, Hamden Chronicle, The Stratford Bard, The Post, The Orange Bulletin, The Advertiser, West Haven News, West Hartford News, Weathersfield Post, Newington Town Crier, Windsor Journal, Valley News, Rocky Hill Post, Bloomfield Journal, Windsor Locks Journal, East Hartford Gazette, Thomaston Express, Connecticut's County Kids, Tradewinds, Rhode Island Homes, Homes Pictorial, Hartford Homes, Springfield Homes, Foothills Trader, Daily Local News, The Times Herald, The Phoenix, The Suburban & Wayne Times, The Suburban Advertiser, The King of Prussia Courier, The Village News, The Times Record, The Tri-County Record, The Tri-County Record-Pottstown, The Weekly Saver, The Record, The Narragansett Times, The Standard Times, The East Greenwich Pendulum, The Chariho Times, The Coventry Courier, The Westerly Shopper, The Telegraph, Cahokia-Dupo Journal, Collinsville Herald Journal, County Journal, Edwardsville Journal, Granite City Press Record, Enterprise Journal, O'Fallon Journal, Belleville Journal, Collinsville Herald, East St. Louis News Journal, Fairview Heights Journal, Granite City Press Record Journal, Clarion Journal, Granite City Journal, Central West End Journal, Citizen Journal, Jefferson County Journal, Meramec Journal, News Democrat Journal, Press Journal, South County Journal, Southwest City Journal, St. Charles Journal, Tri-County Journal, Webster-Kirkwood Journal, County Star Journal - (East Edition), County Star Journal - (West Edition), West County Journal, Chesterfield Journal, Mid-County Journal, North Side Journal, Oakville-Mehlville Journal, South City Journal, South Side Journal, Southwest County Journal, St. Peters Journal, Warrenton Journal, Wentzville Journal, North County Journal (East Edition), North County Journal (West Edition), West County Kids, St. Charles County Kids, Valley Express, Shore Line Express, Hamden Express, US Express, Press Plus, Herald Extra, Voice, Cover Story, Township Voice, Suburban Extra, Alton Cover Story and Edwardsville Cover Story.

     2
       Doing business as The News-Herald, The Morning Journal, The Times Reporter, The Trentonian, The Herald News, Tauton Daily Gazette, The Call, The Times, Closer Look, Chatter, Express Line, Cover Story, Cumberland Cover Story and Times Plus.